AGREEMENT PURSUANT TO RULE 45 (c)

                  UNDER THE PUBLIC UTILITY HOLDING ACT OF 1935



         WHEREAS, National Fuel Gas Company ("National"), a corporation organized under the laws of the State of New Jersey and a registered holding company under the Public Utility Holding Company Act of 1935 ("Act"), together with its wholly-owned domestic subsidiaries, listed below:

         National Fuel Gas Distribution Corporation
         National Fuel Gas Supply Corporation
         Seneca Resources Corporation
         Leidy Hub, Inc.
         Highland Forest Resources, Inc.
         Data-Track Account Services, Inc.
         National Fuel Resources, Inc.
         Horizon Energy Development, Inc.
         Seneca Independence Pipeline Company
         Upstate Energy Inc.
         Niagara Independence Marketing Company
         Horizon Energy Holdings, Inc., a wholly-owned subsidiary of Horizon
           Energy Development, Inc.
         NFR Power, Inc.


join annually in the filing of a consolidated federal income tax return; and

         WHEREAS, it is the intention of National and its subsidiaries (hereinafter collectively referred to as the "System"), to enter into a Tax Agreement for the allocation of current federal income taxes; and
         WHEREAS, Rule 45 (c) of the Act has been adopted by the Securities and Exchange Commission with the specific intention of providing a method of allocation of consolidated federal income taxes by a registered holding company and its subsidiaries;
         NOW, THEREFORE, the System does hereby covenant and agree with one another that the consolidated current federal income tax liability of the System shall be allocated pursuant to Rule 45 (c) of the Act, so that each company of the System will benefit mutually from the application of said Rule, as follows:
         FIRST: There shall be allocated and preserved to each company the tax effects of its own capital gains or losses which shall be subject to the capital gains rate, if applicable, its tax credits, investment tax credit recapture and the effects of any other material items taxed at different rates or involving special benefits or limitations as may result from an unexpected event, including changes to the Internal Revenue Code which may be applicable to a particular company, including its carry-over amounts to the extent those amounts are absorbed in the taxable year.
         SECOND: After giving effect to the special allocations described in paragraph First above, the balance of the current tax liability of the System shall be allocated to each System company on the basis of each of their respective contributions of corporate taxable income to the total consolidated taxable income of the System, excluding income subject to taxation at the capital gains rate, if applicable. The tax attributable to such income will have been separately allocated pursuant to paragraph First above. However, so long as National has negative corporate taxable income, no portion of the current tax liability shall be allocated to National as a corporate tax credit. Instead, the negative corporate taxable income of National shall be allocated to those System companies which have positive corporate taxable income, on the basis of each of these companies' contribution of positive corporate taxable income to the total positive corporate taxable income of the System. The tax allocated to a company under this paragraph, which may be either positive or negative (except for National) shall be equal to the consolidated tax liability multiplied by a fraction, the numerator of which is the positive corporate taxable income of the Company (as adjusted by National's negative corporate taxable income described in this paragraph Second above and in paragraph Third); or the negative corporate taxable income of the Company (as adjusted in paragraph Third), including any carry-over loss attributable to the Company to the extent absorbed in the taxable year, and the denominator of which is the consolidated taxable income of the System (as adjusted in paragraphs First and Third). Companies with taxable income will be allocated a tax liability under this method while companies with net operating losses (except National) will be allocated a tax benefit or credit.
         THIRD: The tax effect of intercompany transactions eliminated in the calculation of consolidated taxable income shall be eliminated from the corporate taxable income of the companies involved in such transactions in the calculations provided in paragraph Second.
         FOURTH: Any consolidated alternative minimum income tax and environmental tax arising from consolidated alternative minimum taxable income
(AMTI) will be allocated among the companies on the basis of each of their respective contributions of positive AMTI to the total positive AMTI of the System.
         FIFTH: Under the method of allocation described in paragraphs First through Fourth above, the companies agree that the tax allocated to each company (except National) shall not exceed the amount of tax of such company based upon a separate return computed as if such company had always filed its tax returns on a separate return basis. However, in computing the separate return tax liability of a company, items of carry-forward, carry-back and intercompany transactions, to the extent that any or all of these items have been utilized by the System in a prior taxable year's allocation, will be disregarded in order to comply with the separate return limitation provisions set forth in Rule 45 (c) of the Act and regulations promulgated under Section 1552 of the Internal Revenue Code. Thus, to the extent that a company receives a tax benefit or credit pursuant to paragraph Second above, such benefit or credit would be applied to reduce any tax credits in future years to which such company might otherwise become entitled under the separate return limitation provisions of Rule 45 (c) of the Act and regulations promulgated under Section 1552 of the Internal Revenue Code.
         IT IS FURTHER AGREED by and among the System as follows:
         I. PAYMENTS: It is agreed that those companies allocated a current federal income tax liability under this agreement will pay the Internal Revenue Service a portion of that liability in the amounts and on the dates directed by National, as determined and pursuant to the applicable sections of the Internal Revenue Code. Another portion of the current federal income tax liability of those companies shall be paid by them to the other companies which were allocated a tax benefit. Such payments will also be made in the amounts and on the dates directed by National.
         II. SEPARATE RETURN LIABILITY: The System intends that the result of the proposed method of allocation and payment will be: (a) No company will pay more than its separate return liability as if it had always filed separate returns. However, the qualifications set out in paragraph Fifth above concerning the calculation of a separate return tax shall apply; (b) Each company having a net operating loss or other net tax benefit will receive in current cash payments the benefit of its own net operating loss (except as described in paragraph Second) or other net tax benefits to the extent that the other companies can utilize such items to offset the tax liability they would otherwise have on a separate return basis. III. EFFECTIVE DATE: This Tax Agreement will be effective for allocation of the current income tax liability of the system for the fiscal year 1999 and all subsequent years until this Tax Agreement shall be amended in writing by each of the companies which is a party thereto.
         IV. APPROVAL AND AMENDMENTS: Any amendments to this Tax Agreement may be made only with the unanimous written consent of all the parties hereto. A copy of this Tax Agreement is being filed as an exhibit to National's Form U5S Annual Report to the Securities and Exchange Commission for the year ended September 30, 2000. Any amendments to this Tax Agreement will be filed as an exhibit to National's Form U5S for the year when the amendment becomes effective. It is contemplated that any additional companies which hereafter become associated with the System shall have the option of joining in and becoming a party to this Tax Agreement by amendment thereto.
         V. PRIOR AGREEMENTS SUPERSEDED: Any prior agreements relating to the allocation of income tax liability among the System are superseded.
         IN WITNESS WHEREOF, each of the parties hereto have caused this Tax Agreement to be executed in its name and on its behalf by one of its officers duly authorized, and its corporate seal to be affixed hereto by its Secretary on this 29th day of January 2001.
                                           NATIONAL FUEL GAS COMPANY

                                           By: /s/Joseph P. Pawlowski
                                           --------------------------
                                                Joseph P. Pawlowski
                                                      Treasurer


                                           NATIONAL FUEL GAS DISTRIBUTION
                                                CORPORATION

                                           By: /s/Joseph P. Pawlowski
                                           --------------------------
                                                Joseph P. Pawlowski
                                                      Treasurer


                                           NATIONAL FUEL GAS SUPPLY
                                                CORPORATION

                                           By: /s/Joseph P. Pawlowski
                                           --------------------------
                                                Joseph P. Pawlowski
                                                      Treasurer


                                           SENECA RESOURCES CORPORATION

                                           By: /s/Calvin H. Friedrich
                                           --------------------------
                                                Calvin H. Friedrich
                                                      Treasurer


                                           LEIDY HUB, INC.

                                           By: /s/Gerald T. Wehrlin
                                           ------------------------
                                                Gerald T. Wehrlin
                                                      Treasurer

                                           HIGHLAND FOREST RESOURCES, INC.

                                           By: /s/Calvin H. Friedrich
                                           --------------------------
                                                Calvin H. Friedrich
                                                      Treasurer

                                            DATA-TRACK ACCOUNT SERVICES,
                                              INC.

                                           By: /s/William M. Petmecky
                                           --------------------------
                                                William M. Petmecky
                                                      Treasurer


                                           NATIONAL FUEL RESOURCES, INC.

                                           By: /s/William M. Petmecky
                                           --------------------------
                                                William M. Petmecky
                                                      Treasurer

                                           HORIZON ENERGY DEVELOPMENT,
                                               INC.

                                           By: /s/Ronald J. Tanski
                                           -----------------------
                                                Ronald J. Tanski
                                                      Treasurer


                                           SENECA INDEPENDENCE PIPELINE
                                                COMPANY

                                           By: /s/Walter E. DeForest
                                           -----------------------
                                                Walter E. DeForest
                                                      Treasurer


                                           UPSTATE ENERGY INC.

                                           By: /s/Calvin H. Friedrich
                                           --------------------------
                                                Calvin H. Friedrich
                                                      Treasurer


                                           NIAGARA INDEPENDENCE
                                             MARKETING COMPANY

                                           By: /s/Calvin H. Friedrich
                                           --------------------------
                                                Calvin H. Friedrich
                                                      Treasurer


                                           HORIZON ENERGY HOLDINGS, INC.

                                           By: /s/Ronald J. Tanski
                                           -----------------------
                                                Ronald J. Tanski
                                                      Treasurer


                                           NFR POWER, INC.

                                           By: /s/William M. Petmecky
                                           --------------------------
                                                William M. Petmecky
                                                      Treasurer